Exhibit 1.01

Helios Technologies, Inc.

Conflict Minerals Report

For the year ended December 31, 2020

Introduction

This report for the period from January 1, 2020 through December 31, 2020 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule was adopted by the United States Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose products that are manufactured or contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

Helios Technologies, Inc. (“Helios,” or the “Company”) together with its wholly owned subsidiaries, is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health, and wellness. Helios sells its products to customers in over 85 countries around the world. The Company’s strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions.

The Company operates in two business segments: Hydraulics and Electronics. There are three key technologies within the Hydraulics segment: cartridge valve technology (“CVT”), quick-release hydraulic coupling solutions (“QRC”) and hydraulic system design (“Systems”). CVT products provide functions important to a hydraulic system: to control rates and direction of fluid flow and to regulate and control pressures. QRC products allow users to connect and disconnect quickly from any hydraulic circuit without leakage and ensure high-performance under high temperature and pressure using one or multiple couplers. Systems provide engineered solutions for machine users, manufacturers or designers to fulfill complete system design requirements including electro-hydraulic, remote control, electronic control and programmable logic controller systems, as well as automation of existing equipment. The Electronics segment provides complete, fully tailored display and control solutions for engines, engine-driven equipment, specialty vehicles and therapy baths and spas. This broad range of products is complemented by extensive application expertise and unparalleled depth of software, embedded programming, hardware and sustaining engineering teams. This technology is referred to as Electronic Controls (“EC”).

On November 6, 2020, the Company completed the acquisition of BWG Holdings I Corp. (hereinafter referred to as “Balboa Water Group”), an innovative market leader of electronic controls for the health and wellness industry. Due to the timing of the acquisition, Balboa Water Group was not integrated into our 3TG reporting for this year.

Conflict Minerals Disclosure

We have prepared a Conflict Minerals Report to submit as an exhibit of our Form SD SEC filing and disclosure; which is available at www.heliostechnologies.com under “Investors” in the “Corporate Governance” section.

Product Description

For the Reporting Period, Helios identified the following products manufactured or contracted to be manufactured by it as those containing 3TG:

Product Description	Used In	Finished Product
Solder	Circuit Boards and Cable	IR embedded amplifier
Pin	Circuit Boards	XMD Series
Connectors	Coils and Circuit Boards	Coils
Tantalum Capacitor	Circuit Boards	Displays
Integrated Circuit Boards	Circuit Boards	Panels
Circuit Board Assemblies	Circuit Boards	I/O modules
M7 Tool Steel	Form Tools and Taps	Hydraulics controls
Cable	Cable	Monitoring Instruments

Due Diligence

A.Environment

Helios has established a management system for compliance with conflict minerals regulations.  The management system includes the development of a cross-functional team to implement the conflict minerals compliance strategy, consisting of members from supply chain, finance, legal & compliance, and operations, overseen by the Chief Financial Officer. Senior leadership is informed of the due diligence efforts on a regular basis. A supplier solicitation, documentation, and electronic record maintenance and retention program has been established as well.

B.Reasonable Country of Origin Inquiry (“RCOI”)

Helios has designed its due diligence framework for the Reporting Period to conform in material respects with The Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for 3TG.

We assembled an internal team of representatives from supply chain, legal & compliance, engineering, and finance. We then analyzed the chemical composition of products, identifying those in which conflict minerals were known or thought to be used, and identified products or manufacturing materials which may contain conflict minerals along with their associated suppliers in scope.

We surveyed those suppliers via electronic solicitation regarding their conflict minerals programs, guided with products and materials data and with the aid of an independent research consultant using the template developed jointly by the companies of the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, known as the Responsible Materials Initiative Reporting Template.

Following the initial introductions to the program and information request, a reminder email and call were sent requesting survey completion to each non-responsive or unsatisfactory supplier.  An escalation process was initiated for suppliers who continued to be non-responsive or non-conformant after the above contacts were made, explaining their suspected involvement with 3TG or 3TG sourcing activity and their obligation to supply data.  Suppliers who provided incomplete or inconsistent responses were sent follow-up communications asking for clarification. Based on the type of red flag identified during a review of supplier responses, suppliers were sent a corrective action communication.

C.Respondent analysis

Based on the results of the RCOI diligence process described above, we conducted a further analysis to determine the validity of the reported smelters/refiners and compiled our findings with respect to each of the following categories:

•	whether the respondent has an established conflict minerals policy;
•	confirmation from suppliers reporting company-wide or product-specific results, where applicable;
•

presence of materials suppliers on either the Responsible Mineral Initiative’s Responsible Minerals Assurances Process “RMAP”-conformant list, active-smelter list, or subsequent “de-listing” from the 2020 RMI active smelter list;

•	research on named company/organization websites and third-party review services for participation in smelting or refining activities; and
•	review of publicly available corporate profile, non-government organization, and media websites.

The aggregate supplier response rate for 2020 was 67.6%.

Supplier Data Results

Based on the data obtained from our suppliers and otherwise obtained through the diligence process described above, we believe that the smelters and refiners identified in the RCOI diligence process described above are used to process certain of the necessary conflict minerals contained in products manufactured or contracted to be manufactured by us. Despite having conducted a good faith RCOI, Helios is unable to determine the origin of all 3TG within our products and, as such, we will be reporting as conflict undeterminable.

The following table depicts the status of our efforts to determine the smelters and refiners of 3TG in our supply chain for the Reporting Period:

	Gold	Tantalum	Tin	Tungsten
Received Responses	249	50	120	73
RMAP – Conformant	43%	62%	37%	56%
Active Smelter*	3%	0%	5%	12%

*Note: ‘Active Smelter’ is defined as a 2020 RMI-listed smelter but is not known to be RMAP - Conformant.

Risk Mitigation

We will continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.	include a conflict minerals cooperation clause in any new or renewed supplier agreements;

b.	engage with suppliers and direct them to training resources to encourage an increase in response rate and improve the content of the survey responses;

c.

engage and encourage any suppliers who are found to be supplying 3TG from sources known or suspected to support conflict in the DRC or any adjoining country, or whose practices may inadvertently allow for sources from the covered countries, to further understand their supply chain and establish an alternative source of 3TG that does not support such conflict;

d.	work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance; and

e.	further evaluation of future business with any supplier not taking beneficial action.

Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with 3TG smelters or refiners, and we do not perform or direct audits of these entities within our supply chain. We rely upon cross-industry initiatives and the smelter audit results published by the RMI.

Note Regarding Statements of Future Activities

This Conflict Minerals Report contains forward-looking statements, including statements about future plans to improve due diligence regarding supplier responsiveness and to seek supplier commitments in this regard. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect future events or circumstances.

These forward-looking statements also involve known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from our expectations. These forward-looking statements are based on information available as of the date of this Conflict Mineral Report and are based on management’s current views and assumptions.

Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter and refiner participation in conflict-free verification regimens.

Exhibit: Smelters and refiners understood to be in the Helios supply chain, as of December 31, 2020

Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Brand RBT	INDONESIA
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	MSC	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	YTCL	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yuntinic Resources	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA